EMPLOYMENT AGREEMENT

                           AGREEMENT by and between SunTrust Banks, Inc., a Georgia corporation (the "Company"), and Richard G. Tilghman (the "Executive"), dated as of July 20, 1998, but effective as of the Effective Date (as hereinafter defined).

                           The Company has determined that it is in the best interests of the Company and its stockholders to assure that it will have the benefit of the valuable services and continued dedication of the Executive following consummation of the merger (the "Merger") of Crestar Financial Corporation ("Crestar") with the Company or a subsidary of the Company pursuant to the Agreement and Plan of Merger dated as of July 20, 1998, and the Executive has agreed to serve the Company on the terms and conditions hereinafter set forth.

                           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

                           1. Effective Date. The "Effective Date" shall mean the date of consummation of the Merger. In the event the Merger is not consummated, this Agreement shall be null and void and of no force and effect.

                           2. Employment Period. The Company on its behalf and on behalf of Crestar Bank ("C Bank ") hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by Company and C Bank, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2000 (the "Employment Period").

                           3.       Terms of Employment.

                           (a)      Position; Duties; Place of Employment.

                                    (i)  During the Employment Period,
         (A) the Executive shall serve as Vice Chairman and Executive Vice President of the Company and as Chief Executive Officer of C Bank, (B) the Executive's services under this Agreement shall be performed principally in the same location or locations as the Executive's services were performed for Crestar immediately prior to the Effective Date, (C) Executive shall operate as a "State Head" of the Company with the same authority normally associated with such status from time to time to run the operations of the Company in the States of Virginia and Maryland and in the District of Columbia, and (D) the Executive shall report directly to the Chief Executive Officer of the Company and shall perform such additional duties not inconsistent with the Executive's position as a senior executive of the Company as may reasonably be requested by such Chief Executive Officer.

                                    (ii)  During the Employment Period,
         and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform faithfully and efficiently the re sponsibilities assigned to him under this Agreement. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not unreasonably interfere with the performance of the Executive's responsibilities as a senior executive of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted regularly by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to unreasonably interfere with the performance of the Executive's responsibilities to the Company.

                           (b) Board Membership. As of the Effective Date, the Board of Directors of the Company (the "Board") shall nominate the Executive (and the Board shall elect the Executive) as a director of the Company and the Company shall cause the Board of Directors of C Bank (the "C Bank Board") to appoint the Executive as Chairman of the C Bank Board. So long as the Executive serves as an employee of the Company during the Employment Period, the Company shall cause the Executive to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company at which his class of directors is standing for election, and the Company shall use its best efforts to cause the election of the Executive, including soliciting proxies in favor of the election of the Executive, and the Company shall cause the C Bank Board to maintain the Executive in the position of Chairman of the C Bank Board. Executive shall resign from the Company's Board of Directors and from the C Bank Board effective as of the last day of his Employment Period, and his resignation shall be accepted.

                           (c)      Compensation.

                                    (i)     Base Salary.  With respect
         to each full calendar year during the Employment Period, the Executive shall be entitled to receive base salary ("Annual Base Salary") equal to $900,000. Such Annual Base

         Salary shall be paid in accordance with the Company's payroll policies and practices for executive employees.

                                    (ii)    Annual Bonus.  With respect
         to each full calendar year during the Employment Period, the Executive shall receive an annual cash bonus ("Annual Bonus") in an amount equal to $600,000 for calendar year 1999 and $700,000 for calendar year 2000. Such Annual Bonus shall be paid in accordance with the Company's payroll policies and practices for executive employees.

                                    (iii)   Initial Equity-Based Awards.
         As of the Effective Date, the Company shall grant to the Executive an aggregate of 60,000 shares of restricted Company common stock (the "Restricted Stock") and a ten-year nonqualified option (the "Option") to acquire an aggregate of 180,000 shares of the Company's common stock (the "Company Stock"). The Option shall have an exercise price per share equal to the closing price per share of the Company Stock on the New York Stock Exchange on the Effective Date and shall be subject to anti-dilution adjustments set forth in the Company's 1995 stock option plan under which the Option is granted . Except as otherwise provided herein, the Option and the Restricted Stock shall vest in accordance with the vesting schedule applicable to similarly situated executives of the Company, but the Option and the Restricted Stock shall fully vest in no event later than the earlier of (1) the end of the Employment Period or (2) the occurrence of an event which fully vests all options granted under the Company's 1995 stock option plan. The Option and the Restricted Stock shall also become fully vested upon Executive's death, Disability, termination of Executive's employment by the Company without Cause and termination of Executive's employment by the Executive for Good Reason. The Option shall have a ten (10) year term and shall remain exercisable until the expiration of such term unless the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason; provided, however, that in the event of a merger transaction involving the Company, the foregoing shall not be construed as precluding the Option from being treated in such transaction in the same manner as other outstanding options held by Company employees. As promptly as practicable, and in any event within six (6) months after the Effective Date, the Company shall, at its expense, cause all shares of Restricted Stoc and all shares of Company Stock subject to the Option (and the options referred to in paragraph (iv) below) to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and registered or qualified under applicable state laws, to be freely resold. The Company shall maintain the effectiveness of such registration and qualification for so long as the Executive or any member of the Executive's immediate family owns the shares of Restricted Stock or holds any option describe in this Agreement or owns the underlying shares of Company Stock or until such earlier date as all such shares, without such registration or qualification, may be freely sold without any restrictions under the Securities Act.

                                    (iv)    Future Stock Options.  At
         the time the Company makes its option grant to other senior executives, the Executive shall be granted an option to purchase 25,000 shares of Company Stock in 1999 and in 2000. Each such option shall be granted subject to the terms of the Company's stock option plan for a ten (10) year term and shall be subject to the anti-dilution adjustments set forth in such plan, provided, however, that (A) each such option shall fully vest no late than the earlier of (1) the end of the Employment Period or (2) the occurrence of an event which fully vests all options granted under the Company's 1995 stock option plan, (B) each such option shall fully vest upon Executive's death, Disability, termination of employment by the Company without Cause and termination of Executive's employment by the Executive for Good Reason, and (C) each such option shall remain exercisable until the expiration of such term unless Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason; provided, however, that in the event of a merger transaction involving the Company, the foregoing shall not be construed as precluding the option from being treated in such transaction in the same manner as other outstanding options held by Company employees. However, no options shall be granted to the Executive under this clause (iv) if his employment by the Company terminates before the date the option is granted; provided, however, that any such options not theretofore granted shall be deemed to have been granted immediately prior to the date as of which the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason.

                                    (v)     Supplemental Retirement
         Benefit. The Company agrees that, upon the Executive's ceasing to be employed by the Company for any reason on or before the end of the Employment Period, the Executive shall have the right to receive, at his election (or, in the event of his death, at the election of his surviving spouse) either (A) the benefit payable to or in respect of Executive under the terms of the supplemental retirement plan of Crestar as in effect on July 20, 1998 treating all service and compensation (salary and bonus) earned by the Executive with the Company on and after the Effective Date as service and compensation with Crestar or (B) the benefit payable to or in respect of the Executive under the terms of the Company's supplemental retirement plan as in effect on July 20, 1998, treating all service with and compensation from Crestar prior to the Effective Date as service with, and compensation from, the Company to the extent such service and compensation would have been taken into account under such plan if such service had been performed for the Company and such compensation had been paid by the Company. No compensation under Crestar's value share program shall be taken into account under this Section 3(c)(v).

                                    (vi)    Other Employee Benefit
         Plans; Perquisites. During the Employment Period, the Executive shall be provided with employee benefits (including, but not limited to, medical benefits and life insurance, but excluding benefits which are like the benefits described in Section 3(c)(i) through section 3(c)(iv) of this Agreement) and fringe benefits and other perquisites, at a level not less favorable than that provided to the Executive by Crestar immediately prior to the Effective Date.

                                    (vii)   Expenses.  During the
         Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

                                    (viii)  Office and Support Staff.
         During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and to administrative and other support services as are provided generally to other senior executives of the Company.

                                    (ix)    Vacation.  During the
         Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company with respect to other senior executives of the Company.

                           4.       Termination of Employment.

                           (a) Death or Disability.  The Executive's  employment
         shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In suc event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business day as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                           (b) Cause.  The Company may terminate the Executive's
employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                                    (i)     the continued failure of the
        Executive to perform substantially the Executive's duties with the Company and its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                                    (ii) the willful  engaging by the
        Executive in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company, or

                                    (iii)   conviction of a felony or
        guilty or nolo contendere plea by the Executive with respect thereto, which is materially and demonstrably injurious to the Company.

         For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advic of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above and specifying the particulars thereof in detail.

                           (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall occur upon a good faith determination by the Executive that the Company has materially breached any of its obligations under this Agreement, which breach is not cured within 20 days of the receipt of written notice of such breach by the Company from the Executive.

                           (d) Notice of  Termination.  Any  termination  by the
         Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

                           (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein in accordance with this Agreement, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                           5. Obligations of the Company upon Termination.

                           (a) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                                    (i)     the Company shall pay to the
Executive, in addition to any earned but unpaid portion of the Executive's Annual Base Salary and Annual Bonus through the Date of Termination (the "Accrued Obligations"), a lump sum cash payment, within 10 days after the Date of Termination, in an amount equal to the Annual Base Salary and Annual Bonus which would have been paid to the Executive for the remainder of the Employment Period absent such termination;

                                    (ii)    for the remainder of the
Employment Period, the Company shall continue to provide to the Executive (and, to the extent applicable, his spouse) medical and dental benefits (collectively "Medical Benefits") and other welfare benefits, fringe benefits and perquisites on the same basis as such benefits and perquisites were provided to the Executive immediately prior to the Date of Termination;

                                    (iii) the  Option and the
Restricted Stock awards, as well as the options referred to in Section 3(c)(iv) hereof, shall vest immediately;

                                    (iv)    the Company shall pay to the
Executive a lump sum cash payment, within 30 days after the Date of Termination, in an amount equal to the amount the Company would have contributed on the Executive's behalf to any qualified or supplemental defined contribution plan for the period from the Date of Termination through and including the end of the Employment Period, had the Executive's employment not terminated hereunder;

                                    (v)     to the extent not
theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination, including retiree medical and dental benefits and executive life insurance benefits in accordance with Crestar's current practice with respect to its "grandfathered" executives (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                                    (vi)  the  Company  shall  pay to
Executive (and, after his death, his surviving spouse) the supplemental retirement benefit hereunder.

                           (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the payment of Accrued Obligations, the timely payment or provision of Other Benefits to or in respect of the Executive and the payment to the Executive's surviving spouse of the supplemental retirement benefits hereunder. I addition, the Option and the Restricted Stock, as well as the options referred to in Section 3(c)(iv) hereof, shall vest immediately. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                           (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits and the payment of the supplemental retirement benefit hereunder. In addition, the Option and the Restricted Stock, as well as the options referred to in Section 3 (c)(iv), shall vest immediately. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                           (d) Cause; other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive the Accrued Obligations and Other Benefits, in each case to the extent theretofore unpaid or not provided, and the payment of the supplemental retirement benefit hereunder.

                           (e)  Effect.   Any  termination  of  the  Executive's
         employment  shall have no effect on the  continuing  operation  of this
         Section 5.

                           6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to
         Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                           7. No Mitigation, etc. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay or promptly reimburse the Executive for all reasonable costs and expenses (including all reasonable legal fees and expenses) which the Executive may reasonably incur in connection with any dispute hereunder (regardless of the outcome thereof) relating to the validity or enforceability of, or liability under, any provision of this Agreemen (including as a result of any claim by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that the foregoing obligation shall not apply with respect to any claim by the Executive which is determined not to have been brought in good faith.

                           8.       Certain Additional Payments by the
         Company.

                           (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other benefit provided by the Company or Crestar or any of their affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes, employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                           (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                    (i)     give the Company any
information reasonably requested by the Company relating to such claim,

                                    (ii)    take such action in
connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                    (iii)  cooperate  with the  Company
in good faith in order effectively to contest such claim, and

                                    (iv)  permit the Company to
participate  in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
         Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free loan basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advanc or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced as an interest free loan by the Company pursuant to
         Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such loan shall be forgiven and shall not be required to be repaid and the amount of such loan shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                           9.       Confidential Information.

                           (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                           (b)  In the event of a breach or threatened
breach of this Section 9, the Executive agrees that the Company shall (in addition to any other remedy available to the Company) be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive hereby acknowledging that damages would be inadequate and insufficient.

                           (c) Any termination of the Executive's  employment or
of this  Agreement  shall  have no effect on the  continuing  operation  of this
Section 9.

                           10.      Anti-Pirating.

                           (a) The Executive shall not, during the one year period following his termination of employment for any reason under this Agreement, seek to employ on his own behalf or on behalf of any other person, firm, or corporation which engages, directly or indirectly, in the same business as the Company or Crestar, any person who was employed as an employee by the Company or Crestar in an executive, managerial or supervisory capacity at any time during the Executive's employment by the Company or Crestar and who has not thereafter ceased to be employed in such capacity by the Company or Crestar for a period of at least one (1) year.

                           (b)      In the event of a breach or
threatened breach of this Section 10, the Executive agrees that the Company shall (in addition to any other remedy available to the Company) be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive hereby acknowledging that damages would be inadequate and insufficient.

                           11.      Successors.

                           (a)  This Agreement is personal to the
Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                           (b) This Agreement  shall inure to the
benefit of and be binding upon the Company and its successors and assigns.

                           (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                           12.      Miscellaneous.

                           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
         This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           Richard G. Tilghman
                           Crestar Financial Corporation
                           919 East Main Street
                           Richmond, Virginia 23261



                           If to the Company:

                           SunTrust Banks, Inc.
                           303 Peachtree Street
                           Atlanta, Georgia 30308
                           Attention:       General Counsel

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c)  The  invalidity  or   unenforceability   of  any
         provision  of  this   Agreement   shall  not  affect  the  validity  or
         enforceability of any other provision of this Agreement.

                           (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                           (f) From and after the Effective Date, this Agreement shall supersede any other employment, severance or change in control agreement between the parties hereto or between the Executive and Crestar, including Crestar's Executive Severance Plan as in effect for Executive immediately prior to the Effective Date (the "Severance Agreement") and no such employment, severance or change in control agreement, including the Severance Agreement, shall have any further force or effect whatsoever.

                           13. Dispute Resolution. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties shall settle such dispute or controversy exclusively by arbitration in Richmond, Virginia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                           14. Indemnification. To the fullest extent permitted by law, the Company shall indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of the Company or any of its affiliates during the Employment period and for at least three (3) years thereafter, the Company shall make every reasonable effort to maintain customary director and officer liability insurance covering the Executive for acts and omissions during the Employment Period. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 14.

                           IN WITNESS  WHEREOF,  the parties have  executed this
Agreement on the date and year first above written.


                                          SunTrust Banks, Inc.


                                          By:___________________________
                                          Name:    L. Phillip Humann
                                          Title:   Chairman of the Board and
                                                   Chief Executive Officer


                                          -----------------------------
                                          Richard G. Tilghman